Exhibit 99.Cert 302

Certification Pursuant to Section 302 of the Sarbanes-Oxley Act

I, Scott B. Dubchansky, certify that:

1. I have reviewed this report on Form N-CSR of Metropolitan West Funds;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report.

Date: May 29, 2003	/s/ Scott B. Dubchansky
Scott B. Dubchansky, Chairman and President Principal Executive Officer

Certification Pursuant to Section 302 of the Sarbanes-Oxley Act

I, Joseph Hattesohl, certify that:

1.	I have reviewed this report on Form N-CSR of Metropolitan West Funds;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report.

Date: May 29, 2003	/s/ Joseph D. Hattesohl
Joseph D. Hattesohl, Treasurer Principal Financial Officer